Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement	Distribution Date:	05/15/2013
	Period Type:	Accumulation

(i)		Monthly Principal Distributed	0.00	0.00

(ii)		Monthly Interest Distributed
		Class A Note Interest Requirement	222,640.25
		Class B Note Interest Requirement	35,892.94
		Net Class C Note Interest Requirement	78,325.32	336,858.51

(iii)		Collections of Principal Receivables		164,286,532.21

(iv)		Collections of Finance Charge Receivables		10,575,630.98

(v)		Aggregate Amount of Principal Receivables		1,356,038,142.90

		Investor Interest		725,000,000.00
		Adjusted Interest		725,000,000.00

		Floating Investor Percentage		53.46%
		Fixed Investor Percentage		53.46%

(vi)		Receivables Delinquent (As % of Total Receivables)

		Current to 29 days		98.53%

		30 to 59 days		0.40%

		60 to 89 days		0.34%

		90 or more days		0.73%
		Total Receivables		100.00%

(vii)		Investor Default Amount		2,303,299.45

(viii)		Investor Charge-Offs		0.00

(ix)		Reimbursed Investor Charge-Offs		0.00

(x)		Net Investor Servicing Fee		302,083.33

(xi)		Portfolio Yield (Net of Defaulted Receivables)		13.94%

(xii)		Reallocated Principal Collections		0.00

(xiii)		Accumulation Shortfall		0.00

(xiv)		Principal Funding Investment Proceeds		0.00

(xv)		Principal Funding Investment Shortfall		0.00

(xvi)		Available Investor Finance Charge Collections		9,971,746.39

(xvii)	Note Rate	Class A	0.43870%
		Class B	0.84870%
		Class C	1.44870%

(xviii)		Spread Account		7,250,000.00

By:	/s/ Patricia M. Garvey

Name:	Patricia M. Garvey

Title:	Vice President